Exhibit 10.10

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Strategic Cooperation Agreement

Party A: Guangxi Yulin Kingtitan Technology Co., Ltd. (hereinafter referred to as “Party A”)

Party B: Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd. (hereinafter referred to as “Party B”)

Signed at Yulin, Guangxi	Time of signing: December 12, 2022

In accordance with the Contract Law of the People’s Republic of China and relevant laws and regulations, after friendly negotiation under the principles of equality, voluntariness, fairness, good faith and lawfulness, Party B orders airless tires from Party A and enters into this contract under the following terms and conditions:

1.	Contents of purchases and sales: (Monetary unit: RMB )

Serial number	Product Name	Specification	Color	Work unit	Quantities	Unit price including tax	Sum of money	Note
1	Non-pneumatic tire	3.00-10	black	piece	1,150	114.8	132,020	Single wheel load capacity 80kg
2	Non-pneumatic tire	3.00-8	black	piece	50	82	4,100	Single wheel load capacity 60kg
3	Non-pneumatic tire	3.00-10	black	piece	3	/	/	samples
4	Non-pneumatic tire	3.00-8	black	piece	1	/	/	samples
5	Non-pneumatic tire press accessories	tool	/	piece	4	220	880
Add up the total					1,208		137,000

The total amount of the contract purchase and sale of goods: ¥ 137,000 (RMB) one hundred and thirty-seven thousand yuan (including 13% tax).

GUANGXI YULIN KINGTITAN TECHNOLOGY CO,. LTD.

2.	Product quality and technical requirements:

According to Party A’s enterprise standard production; such as when Party B has special formulation requirements in the case of Party B’s signature samples as the production standard; Party A promises product quality during the time products are normally used.

3.	Packaging and Warranty:

According to the original industrial packaging, under normal use, the products which is TPS material within one year of natural aging cracking phenomenon, or material for the rubber material products within six months of natural aging cracking phenomenon, Party B has the right to request the Party A to unconditionally provide the same product for replacement.

4.	Delivery and acceptance

4.1 Date of delivery: According to the date specified by Party B.

4.2 Transportation and fee: Logistics transportation, freight by mutual agreement.

4.3 Receiving information: Party B’s designated location.

4.4 Goods acceptance:

4.4.1 When the goods are delivered to the destination designated by Party B, they should be checked within 7 days, or after that, they would be regarded as accepted without any problem.

If no objection is raised by Party B within seven days after the goods arrive at the place designated by Party B, the goods shall be regarded as accepted.

4.4.2 Party B should provide Party A with a receipt for receiving goods within 3 days. Or it would be regarded as receiving goods after 7 days when it’s delivered from Party A.

5.	Disbursements

1. Payment method: Corporate Wire Transfer

2. A and B invoicing information information:

Party A (supplier)		Party B (Required)
Company Name	Guangxi Yulin Kingtitan Technology Co., Ltd	Company Name	Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd.
Taxation No.	[*]	Taxation No.	[*]
Company Address	Room 303, Guangxi Yuchai Industrial Park Management Committee, at the intersection of Yugong Highway and Second Ring South Road, Yulin, China	Company Address	701, Building 1, No. 9, Jinxiu Middle Road, Laokeng Community, Longtian Street, Pingshan District, Shenzhen, China
Bank	[*]	Bank	[*]
Bank Account Number	[*]	Bank Account Number	[*]
Company Phone Number	[*]	Company Phone Number	[*]

GUANGXI YULIN KINGTITAN TECHNOLOGY CO,. LTD.

6.	Effectiveness of this Agreement

This contract shall enter into force on the date on which it is signed and sealed by both parties.

7.	Agreement on force majeure phenomenon

When either party cannot perform the agreement due to force majeure, it should inform the other party of the reasons for not being able to perform or not being able to perform completely in time, so as to mitigate the losses that may be caused to the other party, and after obtaining the certificate of the relevant organization, it is allowed to postpone the performance, partially perform or not perform the agreement, and may be partially or completely exempted from the responsibility of breach of contract according to the situation.

8.	Disputes

The following options are available for resolving a contract dispute:

8.1 Settled by both parties through friendly negotiation.

8.2 Submitted to Yulin Yuzhou District People’s Court for judgment.

9. The way to change the contract

After the contract comes into effect, it is legally binding and neither party shall modify or terminate the contract without authorization. Should both parties agree to re-establish/change the new contract, the old contract on the note is void, and in the upper right corner of the note the old contract number. If either party alone changes or cancels the contract, the other party has the right to claim compensation for the loss caused by the change of contract.

10. confidentiality provisions:

Without the written consent of the other party, either party shall not disclose the contents of this agreement and all products, technology, design, and other related matters to a third party in any way. This confidentiality clause shall not be invalidated by the termination of the cooperation between the two parties. Within two years after the termination of the cooperation between the two parties, this confidentiality clause is still binding on both parties. If Party B leaks Party A’s secrets or information, Party A shall have the right to claim against Party B for an amount not less than RMB500,000 or twice the actual economic loss, depending on the actual situation.

11. This contract shall be in four copies, two for each party, and other outstanding matters shall be resolved by mutual consultation.

Party A:

Company stamp: /s/ Guangxi Yulin Kingtitan Technology Co., Ltd.

Company Tel: [*]

Manager Tel: [*]

Representative: Wenjie GUO

Signature date: December 12, 2022

Party B:

Company stamp: /s/ Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd.

Company Tel: [*]

Manager Tel: [*]

Representative: Ms. Zhou

Signature date: December 12, 2022

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